NYSE MKT Equities Exchange Symbol - UEC

Uranium Energy Corp Announces Results of Annual General Meeting

July 30, 2015, Corpus Christi, Texas - Uranium Energy Corp (NYSE MKT: UEC, the "Company" or "UEC") is pleased to announce that, in conjunction with the holding of the Company's recent annual general meeting of stockholders on July 30, 2015, the following matters were duly ratified by the Company's stockholders and have now been implemented by the Board of Directors in the following manner:

  Amir Adnani, Alan Lindsay, Ivan Obolensky, Vincent Della Volpe, David Kong and Ganpat Mani were elected to the Board of Directors of the Company;

  Ernst & Young LLP, Chartered Accountants, were appointed as the Company's independent registered accounting firm;

  the Company's 2015 Stock Incentive Plan was approved; and

  the following Executive Officers of the Company were re-appointed by the Board of Directors of the Company immediately following the AGM:

Amir Adnani: Mark Katsumata: Scott Melbye	President and Chief Executive Officer; Secretary, Treasurer and Chief Financial Officer; and Executive Vice President.

About Uranium Energy Corp

Uranium Energy Corp is a U.S.-based uranium mining and exploration company. The Company's fully-licensed Hobson processing plant is central to all of its projects in South Texas, including the Palangana in-situ recovery (ISR) mine, the permitted Goliad ISR project and the development-stage Burke Hollow ISR project. Additionally, the Company controls a pipeline of advanced-stage projects in Arizona, Colorado and Paraguay. The Company's operations are managed by professionals with a recognized profile for excellence in their industry, a profile based on many decades of hands-on experience in the key facets of uranium exploration, development and mining.

Contact Uranium Energy Corp Investor Relations at:
Toll Free: (866) 748-1030
Fax: (361) 888-5041
E-mail: info@uraniumenergy.com

Stock Exchange Information:
NYSE MKT: UEC
Frankfurt Stock Exchange Symbol: U6Z
WKN: AØJDRR
ISN: US916896103

Safe Harbor Statement

Except for the statements of historical fact contained herein, the information presented in this news release constitutes "forward-looking statements" as such term is used in applicable United States and Canadian laws. Such forward looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Important factors that may cause actual results to differ materially and that could impact the Company and the statements contained in this news release can be found in the Company's filings with the Securities and Exchange Commission. For forward-looking statements in this news release, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The Company assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise. This press release shall not constitute an offer to sell or the solicitation of an offer to buy securities.